   As filed with the Securities and Exchange Commission on September 19, 2000

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         Form S-3 Registration Statement
                        Under the Securities Act of 1933

                                   ----------

                                    CRAY INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

WASHINGTON                                                93-0962605
(State or other jurisdiction                              (IRS Employer
of incorporation or organization)                         Identification No.)

                             411 First Avenue South
                                    Suite 600
                                Seattle, WA 98104
                           (206) 701-2000 (telephone)
                           (206) 701-2500 (facsimile)
       (Address, including zip code, and telephone and facsimile numbers, including area code, of principal executive offices)

                                   ----------

                   Kenneth W. Johnson, Chief Financial Officer
                                    Cray Inc.
                             411 First Avenue South
                                    Suite 600
                                Seattle, WA 98104
                           (206) 701-2000 (telephone)
                           (206) 701-2500 (facsimile)
                (Name, address, including zip code, and telephone
        and facsimile numbers, including area code, of agent for service)

                                    Copy to:
                               Christopher J. Voss
                                 Stoel Rives LLP
                          One Union Square, 36th Floor
                             Seattle, WA 98101-3197
                           (206) 624-0900 (telephone)
                           (206) 386-7500 (facsimile)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
      From time to time after this registration statement becomes effective

If the only shares being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the shares being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than shares offered only in connection with a dividend or interest reinvestment plan, check the following box. [X]

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

===================================================================================================

Title of Each Class of Securities       Proposed   Maximum   Aggregate   Amount of Registration Fee
Registered                              Offering Price (1)
---------------------------------       ----------------------------     --------------------------
Common Stock, $.01 par value            $20,000,000                      $5280

===================================================================================================

(1) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Security and Exchange Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS, Subject to Completion, dated September 19, 2000

                                    CRAY INC.

                                  Common Stock


        We may from time to time sell up to $20,000,000 of our Common Stock at prices and on terms to be determined at the time of sale.

        We will provide specific terms of these sales in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, together with additional information described under the heading "Where You Can Find More Information," carefully before you invest.

        Our Common Stock is traded on the Nasdaq National Market under the symbol "CRAY." On September 15, 2000, the closing price for our Common Stock was $5.8125 per share.

        We may sell these shares of Common Stock directly to one or more purchasers, through agents on our behalf or through underwriters or dealers designated by us from time to time. If any agents or underwriters are involved in the sale of any shares of Common Stock in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in supplements to this prospectus. The supplements also will set forth the net proceeds that we will receive in such transactions.

        This prospectus may not be used to consummate sales of our shares unless accompanied by the applicable prospectus supplement.

                                   ----------

        THE SHARES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" CONTAINED IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTH PERIOD ENDING JUNE 30, 2000 AND IN OUR FUTURE FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, IN DETERMINING WHETHER TO PURCHASE SHARES OF OUR COMMON STOCK.

                                   ----------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SHARES COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

             The date of this prospectus is ____________ ___, 2000.

                                TABLE OF CONTENTS

Section                                                                                   Page
-------                                                                                   ----
ABOUT THIS PROSPECTUS........................................................................2
WHERE YOU CAN FIND MORE INFORMATION..........................................................2
OUR BUSINESS.................................................................................4
USE OF PROCEEDS..............................................................................4
PLAN OF DISTRIBUTION.........................................................................5
DESCRIPTION OF CAPITAL STOCK.................................................................6
EXPERTS......................................................................................7
LEGAL MATTERS................................................................................7
LIMITATION OF LIABILITY AND INDEMNIFICATION..................................................7
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION.............................................8


                              ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under the shelf process, we may sell any number of shares of our Common Stock in one or more offerings up to a total dollar amount of $20,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement.

        The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the Commission's web site or at the Commission's offices referenced under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and periodic reports and other information with the SEC. You may read and copy the registration statement of which this prospectus constitutes a part and any other document that we file at the SEC's public reference rooms located at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" our publicly-filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede the information contained in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Security Exchange Act of 1934 until we sell all of the shares of Common Stock offered pursuant to this prospectus.

        The following documents filed with the SEC are incorporated by reference in this prospectus:

        1.      Our Annual Report on Form 10-K for the year ended December 31,
                1999;

        2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

        3. Our Definitive Proxy Statement for the 2000 Annual Meeting of Shareholders, as filed with the SEC on April 24, 2000;

        4. Our Current Report on Form 8-K for the event of April 2, 2000, as filed on April 17, 2000, and Amendment No. 1 thereto on Form 8-K/A as filed on June 16, 2000;

        5. Our Current Report on Form 8-K for the event of April 3, 2000, as filed on April 5, 2000;

        6. Our Current Report on Form 8-K for the event of March 1, 2000, as filed on March 3, 2000;

        7. Our Current Report on Form 8-K for the event of February 2, 2000, as filed on February 15, 2000; and

        8. The description of our common stock set forth in our Registration Statement on Form SB-2 (Registration No. 33-95460-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our Registration Statement on Form 8-A (Registration No. 0-26820), including the amendment thereto on Form 8-A/A.

        We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. You should direct any requests for documents to Investor Relations, Cray Inc., 411 First Avenue South, Suite 600, Seattle, Washington 98104, Telephone (206) 701-2000.

        The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete. You should refer to the copy of such contract or other document filed as an exhibit to the Registration Statement.

        You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with information different from that contained in this prospectus.

        We are not making an offer of these shares in any jurisdiction where the offering is not permitted.

        You should not assume that the information contained in this prospectus or the documents incorporated by reference is accurate only as of any date other the date on the front of this prospectus or those documents.


                                  OUR BUSINESS

        Cray Inc., formerly known as Tera Computer Company, designs, builds and sells high-performance computer systems, sometimes referred to as "supercomputers." Our executive offices are located at Merrill Place, Suite 600, 411 First Avenue South, Seattle, WA 98104-2860, and our telephone number is
(206) 701-2000.


                                 USE OF PROCEEDS

        We will use the net proceeds from the sale of the shares of Common Stock for working capital and other general corporate purposes. Unless otherwise indicated in the applicable prospectus supplement, we anticipate that any net proceeds from the sale of the Shares of Common Stock offered under this prospectus will be used for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, acquisitions, the payment of the remaining obligations that we incurred in acquiring the Cray Research business unit from Silicon Graphics, Inc., and the repayment or refinancing of outstanding indebtedness. The prospectus supplement relating to specific sales of our Common Stock hereunder will set forth our intended use for the net proceeds we receive from the sales. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

                              PLAN OF DISTRIBUTION

        General. We may sell the shares of Common Stock offered hereby directly to one or more purchasers, through agents on our behalf, or securities through underwriters or dealers designated by us from time to time. We may distribute the shares of Common Stock from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

        -       the name or names of any underwriters, if any;
        - the purchase price of the shares of Common Stock and the proceeds we will receive from the sale;
        - any underwriting discounts and other items constituting underwriters' compensation; and
        - any discounts or concessions allowed or reallowed or paid to dealers.

        Only underwriters named in the prospectus supplement, if any, are underwriters of the securities offered with the prospectus supplement.

        Sales Directly to Purchasers. We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of our common stock at a fixed price, based on the market price of the common stock or otherwise. Alternatively, such agreements may provide for the sale of common stock over a period of time by means of draw downs at our election which the purchaser would be obligated to accept under specified conditions. Under this form of agreement, we may sell common stock at a per share price which is discounted from the market price. Such agreements also may provide for sales of common stock based on combinations of or variations from these methods.

        Use of Underwriters and Agents. If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the Shares of Common Stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the shares of Common Stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

        We may sell shares of Common Stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our Common Stock and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment. We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        Deemed Underwriters. In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act.

        Indemnification and Other Relationships. We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.


                          DESCRIPTION OF CAPITAL STOCK

        Our Articles of Incorporation authorize us to issue 100,000,000 shares of common stock, $.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. As of September 11, 2000, there were 33,448,214 shares of common stock, and no shares of preferred stock, outstanding.

        Common Stock. All outstanding common stock is, and any stock issued under this prospectus will be, fully paid and nonassessable. Subject to the rights of the holders of our outstanding preferred stock, if any, holders of common stock:

        -       are entitled to any dividends validly declared;

        - will share ratably in our net assets in the event of a liquidation; and

        -       are entitled to one vote per share.

        The common stock has no conversion rights. Holders of common stock have no preemption, subscription, redemption, or call rights related to those shares.

        Preferred Stock. The Board of Directors has the authority, without further action by the shareholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by the shareholders. The issuance of preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of the Company, which could have a depressive effect on the market price of the Company's Common Stock. The Company currently has no shares of its preferred stock outstanding.

        Transfer Agent. ChaseMellon Shareholder Services LLC is the transfer agent and registrar for our common stock.

                                     EXPERTS

        The balance sheets of Cray Inc., formerly known as Tera Computer Company, as of December 31, 1998 and 1999 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference into this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report with respect thereto, which report includes an explanatory paragraph concerning our ability to continue as a going-concern. The statements of assets acquired and liabilities assumed of the Cray Research business unit of Silicon Graphics, Inc. as of March 31, 2000, and the related statements of revenue and direct operating expenses for the years ended June 30, 1998 and 1999 and the nine month period ended March 31, 2000, included in the Form 8-K/A of Cray Inc., filed on June 16, 2000 and incorporated by reference into this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report with respect thereto, which report includes an explanatory paragraph describing the expense allocations by Silicon Graphics, Inc. These financial statements have been incorporated herein by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

        The validity of the shares we are offering will be passed upon for us by Kenneth W. Johnson, Esq., Vice President - Finance, Secretary and General Counsel of Cray. As of September 11, 2000, Mr. Johnson owned 39,579 shares of our common stock and had options to acquire an additional 230,000 shares.


                   LIMITATION OF LIABILITY AND INDEMNIFICATION

        Our Restated Articles of Incorporation provide that, to the fullest extent permitted by the Washington Business Corporation Act, our directors will not be liable for monetary damages to Cray or its shareholders, excluding, however, liability for acts or omissions involving intentional misconduct or knowing violations of law, illegal distributions or transactions from which the director receives benefits to which the director is not legally entitled. Our Restated Bylaws provide that Cray will indemnify its directors and, by action of the Board of Directors, may indemnify its officers, employees and other agents to the fullest extent permitted by applicable law, except for any legal proceeding that is initiated by such directors, officers, employees or agents without authorization of the Board of Directors.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Cray pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

        This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The section entitled "Risk Factors" that appears in our quarterly report on Form 10-Q for the quarterly period ended June 30, 2000, as updated from time to time in our subsequent quarterly and annual reports, describe some, but not all, of the factors that could cause these differences.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        All expenses in connection with the issuance and distribution of the shares being registered will be paid by the Company. The following is an itemized statement of these expenses (all amounts are estimated except for the SEC and Nasdaq listing fees):

SEC Registration fee .............................      $ 5,280

Nasdaq listing fee ...............................      $17,500

Legal fees .......................................      $ 5,000

Accountant's Fees ................................      $ 2,500

Miscellaneous ....................................      $   220
                                                        -------

Total ............................................      $30,500
                                                        =======


Item 15. Indemnification of Officers and Directors.

        Article XII of the Company's Restated Articles of Incorporation and
Section 11 of the Company's Restated Bylaws require indemnification of directors, officers, employees and agents of the Company to the fullest extent permitted by the Washington Business Corporation Act (the "Act"). Sections 23B.08.500 through 23B.08.600 of the Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act.

        Section 23B.08.320 of the Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article XI of the Company's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Company and its shareholders.

Item 16  Exhibits.

        1.1    Form of Underwriting Agreement (1)

        1.2    Form of Placement Agent Agreement (1)

        3.1    Restated Articles of Incorporation of the Company (2)

        3.2    Restated Bylaws of the Company (3)

        5      Opinion on Legality (4)

        23     Consent of Deloitte & Touche LLP

        24     Power of Attorney (included on signature page hereof)


----------

(1) To be filed by amendment or by a Current Report on Form 8-K if the registrant enters into any such agreement in connection with the offer of any shares of Common Stock registered hereunder.

(2) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000.

(3) Incorporated by reference to the Company's Current Report on Form 8-K for the event of May 21, 1999, filed with the Commission on July 21, 1999.

(4)     To be filed by amendment or by a Current Report on Form 8-K.

Item 17. Undertakings.

        (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the shares offered therein, and the offering of such shares at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) To remove from registration by means of a post-effective amendment any of the shares being registered that remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
                Section 13(a) or Section 15(d) of the Security Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the shares offered therein, and the offering of such shares at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on September 18, 2000.


                                    CRAY INC.


                                    By: /s/ James E. Rottsolk
                                        ---------------------------------------
                                            James E. Rottsolk
                                            Chief Executive Officer

        Each of the undersigned hereby constitutes and appoints James E. Rottsolk and Burton J. Smith, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable, to enable Cray Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Security and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Security and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 18th day of September, 2000:

Signature and Title


/s/ Terren S. Peizer                               /s/ Daniel J. Evans
-----------------------------                      ----------------------------
Terren S. Peizer, Chairman                         Daniel J. Evans, Director
of the Board of Directors

/s/ Burton J. Smith                                /s/ Stephen C. Kiely
-----------------------------                      ----------------------------
Burton J. Smith, Director                          Stephen C. Kiely, Director

/s/ James E. Rottsolk                              /s/ Kenneth W. Kennedy
-----------------------------                      ----------------------------
James E. Rottsolk                                  Kenneth W. Kennedy, Director
Chief Executive Officer and Director

/s/ Kenneth W. Johnson                             /s/ John W. Titcomb, Jr.
-----------------------------                      ----------------------------
Kenneth W. Johnson                                 John W. Titcomb, Jr., Director
Chief Financial Officer

/s/ David N. Cutler                                /s/ Dean D. Thornton
-----------------------------                      ----------------------------
David N. Cutler, Director                          Dean D. Thornton, Director